Exhibit 10.1
                                                                    ------------


                        SETTLEMENT AGREEMENT AND RELEASES
                        ---------------------------------


          This Settlement Agreement and Releases (the "Agreement") is made as of February 15, 2006, between Peter Tafeen ("Tafeen") and Homestore, Inc., formerly known as Homestore.com, Inc. ("Homestore"). Tafeen and Homestore are referred to collectively herein as the "Parties".

          WHEREAS, Tafeen was formerly an officer and employee of Homestore;

          WHEREAS, Tafeen maintains that he has been made a party to, or is otherwise involved in, various actions, suits and/or proceedings, and may be made a party to, or be otherwise involved in, additional actions, suits and/or proceedings in the future, by reason of the fact that Tafeen was an officer and/or employee of Homestore (collectively, the "Underlying Proceedings");

          WHEREAS, Tafeen maintains that he has incurred and will continue to incur substantial expenses, liabilities, and/or losses (including but not limited to attorneys' fees and other defense costs) in connection with the Underlying Proceedings (collectively, "Eligible Costs");

          WHEREAS, on or about October 28, 2003, Tafeen filed a Complaint for Advancement against Homestore in the Court of Chancery of the State of Delaware in and for New Castle County, Peter Tafeen v. Homestore, Inc., C.A. No. 023-N ("Tafeen I"), seeking the advancement, pursuant to Section 6.2 of the Bylaws of Homestore and the Delaware General Corporation Law, of certain expenses (including attorneys' fees) incurred by him in connection with certain of the Underlying Proceedings, and on or about October 22, 2004, Tafeen filed a Complaint against Homestore in the Court of Chancery of the State of Delaware in and for New Castle County, Peter Tafeen v. Homestore, Inc.., C.A. No. 771-N, seeking indemnification, pursuant to Section 145 of the Delaware General Corporation Law, of certain expenses (including attorneys' fees) incurred by him in connection with certain of the Underlying Proceedings ("Tafeen II") ("Tafeen I and Tafeen II are referred to collectively herein as "the Litigation");

          WHEREAS, Tafeen also asserts additional claims for and rights to indemnification by Homestore pursuant to the Bylaws of Homestore and Section 145 of the Delaware General Corporation Law;

          WHEREAS, in Tafeen I, the Court entered a Final Order and Judgment on April 27, 2005, requiring, inter alia, that Homestore advance certain
Eligible Costs to Tafeen;

          WHEREAS, as of the date of this Agreement, Homestore has advanced Tafeen $6,373,034.96, while reserving Homestore's rights to recoup from Tafeen amounts advanced (plus prejudgment interest) to the extent he is later determined not to be entitled to indemnification in connection with one or more of the Underlying Proceedings;

          WHEREAS, the Parties wish to avoid the inherent burden, expense, and uncertainties associated with litigation and to resolve and settle the claims and controversies between them, and to provide for certain agreement upon the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

I.   Payment of Eligible Costs
     -------------------------

          In full satisfaction of any claims Tafeen may have with respect to the payment or reimbursement by Homestore of Eligible Costs incurred or to be incurred by Tafeen, the Parties agree that the full settlement amount to be paid by Homestore to Tafeen shall be a maximum of $11,850,000, paid as follows:

          (A) As set forth in the releases in this Agreement, Homestore releases its rights to seek repayment of the $6,373,034.96 previously paid to Tafeen pursuant to the Final Judgment and Order entered in Tafeen I;

          (B) As soon as practicable after the Effective Date of this Agreement (as defined in Section VII below), Homestore shall deposit in an irrevocable grantor trust established for the benefit of Tafeen and administered by an independent trustee (the "Trust") the amount of $5,476,965.04. Homestore shall be the grantor of the trust and shall be responsible for funding the trust as set forth in the preceding sentence; otherwise, except for its obligation to cooperate with Tafeen under Section XV below, Homestore shall have no responsibility with respect to the establishment of the trust, the appointment of the trustee, or the administration of the trust. The Trust Amount and all earnings thereon shall be disbursed by the trustee solely in payment or reimbursement of Eligible Costs incurred by Tafeen which have not previously been advanced by Homestore. The trustee shall make any such disbursement only upon receipt of appropriate supporting documentation that substantiates the incurrence of such additional Eligible Costs by Tafeen. Within twenty (20) days after the end of each calendar month, Tafeen shall deliver to Homestore a detailed schedule listing all Eligible Costs paid from the Trust during such month, together with appropriate supporting documentation. Any amount remaining in the Trust upon conclusion of all Underlying Proceedings shall be returned to Homestore.


          (C) The full settlement amount of $11,850,000 is the maximum possible amount to be paid by Homestore to Tafeen (including the amounts previously advanced to Tafeen pursuant to the Final Order and Judgment entered in Tafeen
I). Homestore shall have no obligation to pay Tafeen anything other than Eligible Costs actually incurred by Tafeen, and in the event that the Underlying Proceedings are concluded, and all Eligible Costs total less than $11,850,000, Homestore shall have no obligation to pay Tafeen more than the amount of such Eligible Costs.

II.  Releases
     --------

     A.   Release by Tafeen
          -----------------

          Tafeen irrevocably releases and discharges Homestore, each of its present and former directors, officers, employees, parents, divisions, subsidiaries, affiliates, attorneys, and accountants, and each of their heirs, executors, administrators, predecessors, successors and assigns (all, collectively, the "Homestore Releasees"), for all time from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against any Homestore Releasee, Tafeen or Tafeen's heirs, executors, administrators, successors and assigns ever had, now has or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the Effective Date of this Agreement.


          Without in any way limiting the foregoing release, Tafeen specifically releases and discharges the Homestore Releasees from any claims arising out of or related to Tafeen's employment or separation from employment with Homestore, including, but not limited to, any rights or claims arising under the Bylaws of Homestore, the Delaware General Corporation Law, common law, and/or any other source or theory, for advancement of expenses, or indemnification, including with respect to any actions that have been filed or may be filed against Tafeen or others in the future, and any claims for salary, bonuses, severance pay, vacation pay, or any benefits under the Employee Retirement Income Security Act, sexual harassment, or discrimination based on race, color, national origin, ancestry, religion, marital status, sex, sexual orientation, citizenship status, pregnancy, leave of absence, medical condition or disability (as defined by the Americans with Disabilities Act, or any other state or local law), claims under the Age Discrimination in Employment Act and/or the Older Workers Benefit Protection Act, or any other unlawful discrimination, breach of implied or express contract, breach of promise, misrepresentation, negligence, fraud, estoppel, defamation, infliction of emotional distress, loss of consortium, violation of public policy or wrongful or constructive discharge, and for attorneys' fees and expenses.

          Tafeen agrees that this release includes a full and final release of all unknown and unsuspected claims or damages that, if known, might have affected his decision to enter into this Agreement and release, as well as a release of any and all claims now known or disclosed that arise as a result of any act or omission occurring before the Effective Date of this Agreement. Therefore, as to any and all such claims, Tafeen waives any and all rights or benefits under the terms of Section 1542 of the California Civil Code, which provides as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor", and under any and all similar provisions contained in the laws of any and all other jurisdictions, within and without the United States, to the fullest extent that he may lawfully so waive all such rights and benefits. Tafeen may hereafter discover facts related to the claims released herein in addition to or different from those which he believed to be true on the date of this Agreement. The claims released herein shall, nonetheless, be deemed to be fully, finally, and forever settled and released upon the execution of this Agreement, without regard to the subsequent discovery or existence of such additional or different facts.

     B.   Release by Homestore
          --------------------

          Homestore, on behalf of itself and each of its present and former parents, subsidiaries, divisions, and affiliates and each of their predecessors, successors and assigns, irrevocably releases and discharges Tafeen, members of Tafeen's immediate family, entities controlled by Tafeen, trusts for which Tafeen is or was a beneficiary, trustee or trustor, partnerships for which Tafeen is or was a partner, companies and corporations of which Tafeen is or was a majority or controlling owner, shareholder or member, and each of their present and former agents, attorneys, predecessors, parents, subsidiaries, affiliates, heirs, executors, administrators, successors and assigns (all, collectively, the "Tafeen Releasees"), from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims and demands whatsoever, in law, admiralty or equity, which against any Tafeen Releasee, Homestore and/or any of its present and former parents, subsidiaries, divisions, and affiliates and/or any of their predecessors, successors and assigns ever had, now has or hereafter can, shall or may have, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the Effective Date.

          Without in any way limiting the generality of the foregoing release, and without regard to whether facts and circumstances may change in the future that might otherwise arguably affect such rights or claims (e.g., any decision or outcome adverse to Tafeen in any of the Underlying Proceedings), Homestore irrevocably releases and discharges the Tafeen Releasees for all time from any rights or claims, whether arising under the Bylaws of Homestore, the Delaware General Corporation Law, common law, the undertaking provided to Homestore by Tafeen and/or any other source or theory, for repayment or recoupment of amounts paid to Tafeen as advancement of expenses or as indemnification (including the settlement payments made under this Agreement for Eligible Costs), and from any claims for fraud, negligence or breach of fiduciary duty, or for contribution or indemnity (including claims with respect to any actions that may be filed against Homestore or others in the future). Homestore acknowledges that this release prohibits Homestore from ever seeking repayment or recoupment from any Tafeen Releasee of amounts paid to Tafeen as advancement of expenses or as indemnification (including the settlement payments made under this Agreement for Eligible Costs).

          Homestore agrees that this release includes a full and final release of all unknown and unsuspected claims or damages that, if known, might have affected its decision to enter into this Agreement and release, as well as a release of any and all claims now known or disclosed that arise as a result of any act or omission occurring before the Effective Date of this Agreement. Therefore, as to any and all such claims, Homestore waives any and all rights or benefits under the terms of Section 1542 of the California Civil Code, which provides as follows:

         "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor", and under any and all similar provisions contained in the laws of any and all other jurisdictions, within and without the United States, to the fullest extent that it may lawfully so waive all such rights and benefits. Homestore may hereafter discover facts related to the claims released herein in addition to or different from those which it believed to be true on the date of this Agreement. The claims released herein shall, nonetheless, be deemed to be fully, finally, and forever settled and released upon the execution of this Agreement, without regard to the subsequent discovery or existence of such additional or different facts.

III.     Released Claims
         ---------------

          Each of the Parties agrees and covenants that he or it will not file or cause to be filed any lawsuit, arbitration or other proceeding asserting any claim released by the foregoing releases. In the event a Party files any such lawsuit, arbitration or other proceeding that is determined to be encompassed by the foregoing releases, the Party so filing will indemnify the other Party for all costs incurred in defending or otherwise responding to such lawsuit, arbitration or proceeding, including attorneys' fees and expenses. The foregoing does not in any way limit any other remedies available to the Parties for breach of this Agreement.

IV.      The Litigation
         --------------

          Contemporaneously with the execution of this Agreement, counsel for the Parties shall execute and exchange Stipulations of Dismissal with Prejudice in Tafeen I and Tafeen II, substantially in the forms annexed hereto as Exhibits A and B. As soon as practicable on or after the Effective Date, counsel for Tafeen shall file the executed Stipulations in the Chancery Court.

V.       Myers Litigation
         ----------------

          To the extent that Homestore enters into a settlement of Michael Myers, et al., v. Homestore, Inc., et al., Case No. BC 312115, presently pending in the Superior Court of the State of California for the County of Los Angeles, Homestore will secure, as part of such settlement, a complete release and dismissal with prejudice of the claims against Tafeen, including any actual or potential cross-claims against Tafeen for contribution or indemnity. Nothing in this paragraph shall in any way obligate Homestore to advance or indemnify Tafeen's defenses costs or any judgment entered against Tafeen in the Myers case, other than as set forth in Section I of this Agreement.

VI.      No Admission of Liability
         -------------------------

          Neither this Agreement, nor anything contained herein shall be construed as an admission by any Party that he or it has in any respect violated or abridged any federal, state, or local law or any contractual or other right or obligation that he or it may owe or may have owed to the other Party.

VII.     Effective Date
         --------------

          Although this Agreement is dated as of February 15, 2006 and has been executed as of that day, the parties acknowledge that Tafeen shall have a period of seven (7) days from February 15, 2006 in which he may consider and revoke this Agreement. Accordingly, the parties acknowledge that this Agreement shall not become effective unless and until, after the expiration of seven (7) days after February 15, 2006 (the "Effective Date"), Tafeen has not revoked the Agreement. On the Effective Date, counsel for Tafeen shall provide counsel for Homestore with written notice as to whether or not Tafeen has revoked the Agreement, and Homestore shall have no obligation to make the payment required by Section I(B) above until receipt of such notice stating that the Agreement has not been revoked by Tafeen. In the event Tafeen revokes this Agreement pursuant to this paragraph, this Agreement shall be null and void ab initio.

VIII.    Governing Law
         -------------

          This Agreement shall be subject to, governed by, and construed and enforced pursuant to the laws of the State of Delaware without regard to its choice of law principles, and the parties agree to the non-exclusive jurisdiction of the respective state and federal courts of Delaware for the resolution of any disputes concerning the interpretation and/or enforcement of this Agreement.

IX.      Entire Agreement
         ----------------

          This Agreement constitutes the entire agreement between and among the Parties regarding the subject matter hereof, superseding all prior written and oral agreements. Without limiting the foregoing, the Parties expressly agree that any and all prior oral or written agreements concerning the employment of Tafeen (including but not limited to the undertaking provided to Homestore by Tafeen in relation to advancement of attorneys' fees and defense costs) are terminated, canceled and of no further force or effect.

          With respect to the subject matter of this Agreement, no Party shall be bound by any representations, warranties, promises, statements or information unless set forth herein. This Agreement has been jointly drafted by the Parties, none of whom shall be deemed to be its drafter for purposes of any rule of law which construes a document against the person who drafted it.

X.       Voluntary Execution and Representation by Counsel
         -------------------------------------------------

          The Parties acknowledge that they have carefully read this Agreement and understand all of its terms including the full and final release of claims set forth above. The Parties further acknowledge that they have voluntarily entered into this Agreement; that they have not relied upon any representation or statement, written or oral, not set forth in this Agreement; that the only consideration for signing this Agreement is as set forth herein; and that they have had this Agreement reviewed by their attorneys and have received advice from their attorneys with which they are satisfied. Tafeen acknowledges and represents that Homestore has given Tafeen a period of at least twenty-one (21) days in which to consider this Agreement.

XI.      No Other Existing Suits
         -----------------------

          Except for the Litigation, the Parties represent and warrant that they do not presently have on file any claims, charges, grievances, actions, appeals, or complaints against one another in or with any administrative, state, federal or governmental entity, agency, board or court, or before any other tribunal or panel or panel of arbitrators, public or private.

XII.     Ownership of Claims
         -------------------

          The Parties represent and warrant that they are the sole and lawful owners of all rights, title and interest in and to all released matters, claims and demands referred to herein.

XIII.    Non-Disparagement
         -----------------

          Subject to obligations under applicable laws and regulations, each Party agrees not to make any statements or comments to any third party or entity that disparage the reputation of the other Party. "Disparage", as used in this section, means to make any statement, written or oral, that casts another party in a negative light of any kind, or implies or attributes any negative quality to another party. This section shall have no application to communications with government entities, officials or representatives or to any deposition, trial or other testimony given in any actions, suits and/or proceedings.

XIV.     Severability
         ------------

          The provisions of this Agreement are severable. If any one of the provisions contained herein, or the application thereof in any manner or circumstance, is held invalid, illegal or unenforceable in any respect and for any reason, the validity, legality and enforceability of any such provision is every other respect and of the remaining provisions hereof shall not be affected or impaired in any way, it being intended that all of the parties' rights and privileges arising hereunder shall be enforceable to the fullest extent permitted by law.

XV.      Cooperation
         -----------

          Each of the Parties shall execute such other and further documents and do such other and further acts as may be reasonably required to effectuate the intent of the Parties and carry out the terms of this Agreement.

XVI.     Valid Authority
         ---------------

          All persons executing this Agreement, or any related settlement documents, represent and warrant that they have the full authority to do so and that they have the authority to take appropriate action required or permitted to be taken pursuant to the Agreement to effectuate its terms. Without limiting the generality of the foregoing, Homestore represents and warrants that this Agreement and the promises and actions set forth herein have been approved by its Board of Directors at a meeting duly and properly called, and that Homestore's officers and agents have been duly authorized by the Board of Directors to take all appropriate actions to effectuate the terms of this Agreement.

XVII.    Successors and Assigns
         ----------------------

          It is expressly understood and agreed by the Parties that this Agreement and all of its terms shall be binding upon the Parties' respective heirs, executors, trustees, administrators, successors and assigns.

XVIII.   Counterparts
         ------------

          This Agreement may be executed by the Parties in counterparts, each of which shall be deemed an original, and all of which shall be deemed to constitute but one and the same instrument.

XIX.     Amendment or Modification
         -------------------------



          No amendment or modification of the Agreement shall be valid unless it is in writing and signed by the Parties hereto.

                                  /s/ Peter Tafeen
                                  ----------------
                                  PETER TAFEEN


                                  HOMESTORE, INC.


                                  By: /s/ Michael R. Douglas
                                      ----------------------
                                      Name:   Michael R. Douglas
                                      Title:  Executive Vice President, General

                                    EXHIBIT A
                                    ---------


                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

                                              )
PETER TAFEEN,                                 )
                                              )
                                Plaintiff,    )
                                              )
             - against -                      )   C.A. No. 023--N
                                              )
HOMESTORE, INC.,                              )
                                              )
                                Defendant.    )
                                              )


                     STIPULATION OF DISMISSAL WITH PREJUDICE
                     ---------------------------------------

          WHEREAS the parties have entered into a settlement agreement resolving all issues between them, including but not limited to the defendant's obligations under the Final Order and Judgment entered in this action.

          NOW THEREFORE IT IS HEREBY STIPULATED AND AGREED between Plaintiff Peter Tafeen and defendant Homestore, Inc., by and through their undersigned counsel, that, pursuant to Court of Chancery Rule 41(a)(1), the within-captioned action shall be dismissed with prejudice and without costs.


                        MORRIS, NICHOLS, ARSHT & TUNNELL


                        By_______________________________
                              William M. Lafferty (#2755)
                        1201 North Market Street
                        Wilmington, Delaware 19899-1347
                        302-658-9200
                        Attorneys for Plaintiff Peter Tafeen



                        YOUNG CONAWAY STARGATT & TAYLOR LLP


                        By:_____________________________
                               William D. Johnston
                        The Brandywine Building
                        1000 West Street, 17th Floor
                        P.O. Box 391 Wilmington,
                        Delaware 19899-0391 (302)
                        571-6600

                        Attorneys for Defendant Homestore, Inc.



Dated:  February __, 2006

                                    EXHIBIT B
                                    ---------


                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

                                             )
PETER TAFEEN,                                )
                                             )
                               Plaintiff,    )
                                             )
            - against -                      )    C.A. No. 771-N
                                             )
HOMESTORE, INC.,                             )
                                             )
                               Defendant.    )
                                             )


                     STIPULATION OF DISMISSAL WITH PREJUDICE
                     ---------------------------------------

          WHEREAS the parties have entered into a settlement agreement resolving all issues between them.

          NOW THEREFORE IT IS HEREBY STIPULATED AND AGREED between Plaintiff Peter Tafeen and defendant Homestore, Inc., by and through their undersigned counsel, that, pursuant to Court of Chancery Rule 41(a)(1), the within-captioned action shall be dismissed with prejudice and without costs.

                        MORRIS, NICHOLS, ARSHT & TUNNELL


                        By_______________________________
                           William M. Lafferty (#2755)
                        1201 North Market Street
                        Wilmington, Delaware 19899-1347
                        302-658-9200
                        Attorneys for Plaintiff Peter Tafeen



                        YOUNG CONAWAY STARGATT & TAYLOR LLP


                        By:_____________________________
                               William D. Johnston
                        The Brandywine Building
                        1000 West Street, 17th Floor
                        P.O. Box 391 Wilmington,
                        Delaware 19899-0391 (302)
                        571-6600

                        Attorneys for Defendant Homestore, Inc.



Dated:  February __, 2006